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                                                                    EXHIBIT 23.1


                    [LETTER HEAD OF ARTHUR ANDERSEN & CO.]





As independent public accountant, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of Amendment No.2 of the Bayou Steel Corporation Form S-1 registration statement.



New Orleans, Louisiana                             /s/ Arthur Andersen & Co.
January 31, 1994